Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit 10.10

This amendment (the “Amendment”) enters into force at the date of signature by both parties (the “Effective Date”),

Between,

FREELINE THERAPEUTICS LIMITED, a company incorporated in England and Wales (Company No. 09500073) with registered office address at Stevenage Bioscience Catalyst, Gunnels Wood Road, Stevenage, Herts, SG1 2FX, United Kingdom, hereafter referred as “FREELINE”,

and

HENOGEN SA, whose registered address is 12 rue des Professeurs Jeener et Brachet, B-6041 Gosselies, Belgium, hereafter referred as “NOVASEP”.

Given that FREELINE and NOVASEP have signed a service agreement (NPI012105-7) for Technology Transfer, Process Development and cGMP manufacturing of [**] dated October 11th 2016 and an amendments #1 dated May 10th 2017 (the “Services Agreement”).

Given that FREELINE has requested NOVASEP to switch the third GMP batch [**] scheduled to start April 2020 [**]

Given that NOVASEP has performed a feasibility assessment of the switch and provided FREELINE with a report that highlights that the switch is feasible but that there are major risks associated with the use of a potentially non-conforming bioreactor (pH sensor) with automated control in USP and major modification of DSP process, and purchase of new articles and creation of documents represent a risk for proposed timelines.

It is therefore agreed as follows:

1.    NOVASEP will start the GMP run03 as scheduled with cell thawing on the 13th of April 2020, applying automated pH control during [**] change notification CN-RPII-B4PLXT [**] The DSP process will be performed using a new process flowchart (Removal of the ILC step and addition of DMEM media, New TFF1).

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Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

2.    Should the batch of Product fail to conform to the Specifications (as such terms is defined in the Services Agreement) and/or should be stopped before its completion and such failure be attributable to i) donut leakage (unless as a result of incorrect handling or operation) or ii) failure of the automated pH/ pH shift due to an uncorrect response of the pH Polestar patches or iii) a technical issue regarding the DSP process in its entirety (unless as a result of incorrect operation of this process), FREELINE shall pay NOVASEP [**] of such batch of Product as well as the cost of the Raw Materials (as such term is defined in the Services Agreement) which (i) were used during the production run, or (ii) were ordered by NOVASEP and could not be reallocated to another project. For the sake of clarity, it is agreed between the Parties that the number of sampling, included sampling for pH control, should not exceed two (2) samplings per day.

3.    Since level sensors are defective, it requires additional resources (FTE) (night shifts), FREELINE shall pay NOVASEP [**] which includes the training of two additional operators, night shifts for the week (5) and night shifts for the weekend (2) for all the GMP run Such payment shall be made at the starting of each batch defined by cells thawing. People are on site and check in operational area during night and people act in 30-45min during weekend.

4.    Except as otherwise specifically amended hereunder, all the other terms and provisions of the Services Agreement remain unchanged and shall continue to apply in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Services Agreement and any future reference to the Services Agreement shall include the terms and conditions of this Amendment.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment No. 3 to be executed by their duly authorized representatives.

Signed by a duly authorized signatory for and on behalf of FREELINE THERAPEUTICS LTD

Signature:	[**]
Name:	[**]
Position:	SVP Product Supply
Date:	08 Apr 2020

Signed by a duly authorized signatory for and on behalf of HENOGEN SA

Signature:	[**]
Name:	[**]
Position:	General Manager
Date:	09 Apr 2020

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